UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01	Regulation FD Disclosure.

On May 6, 2020, MEDNAX, Inc., a Florida corporation (“MEDNAX” or the “Company”), issued a press release disclosing the entrance into the Transaction (as defined in Item 8.01 of this Current Report on Form 8-K). A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

On May 6, 2020, MEDNAX, Inc., a Florida corporation (the “Company”), through MEDNAX Services, Inc., a Florida corporation and wholly-owned subsidiary of the Company (“MEDNAX Services”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NMSC II, LLC, a Delaware limited liability company (“Buyer”) and an affiliate of North American Partners in Anesthesia (“NAPA”), pursuant to which Buyer acquired all of the outstanding capital stock (the “Transaction”) of American Anesthesiology, Inc., a Florida corporation (“American Anesthesiology”), which comprised the Company’s anesthesiology medical group.

MEDNAX, through practices affiliated with American Anesthesiology, began providing anesthesia services in 2007, and for the year ended December 31, 2019, American Anesthesiology generated revenue of approximately $1.2 billion. During the time that it operated as part of MEDNAX, and particularly since 2017, American Anesthesiology experienced multiple business challenges, including inflation in unit labor costs and other expenses, constraints to revenue growth based on adverse changes in payor mix, and a difficult reimbursement environment where unit revenues grew at levels meaningfully below unit costs.

These challenges have been significantly exacerbated by the impacts on American Anesthesiology affiliated practices of the current COVID-19 pandemic and the mass cancellation of non-emergent and elective surgical procedures. On a preliminary basis, MEDNAX estimates that operating revenue for American Anesthesiology for the month of April was below the Company’s pre-COVID-19 outlook by approximately 60% to 70%. Despite the Company’s previously announced operational response and cost savings implemented in response to COVID-19, the cost structure in American Anesthesiology, and the wide range of contracts underlying both clinician and hospital customer agreements, meaningfully limit American Anesthesiology’s flexibility to reduce costs commensurate with this revenue impact in the current environment.

In recent months, the Board of Directors of MEDNAX, together with the Company’s management and professional advisors, have explored strategic alternatives with respect to American Anesthesiology, including the option of divestiture, and have engaged in detailed discussions with multiple industry participants. Based on those discussions and the Company’s own review of historical, current and anticipated operating trends as discussed above, the Board of Directors of MEDNAX unanimously determined to complete the Transaction.

The Transaction includes four primary elements of value. These include the receipt by MEDNAX of $50 million of cash at closing, subject to certain customary adjustments. In addition, MEDNAX retained the accounts receivable of American Anesthesiology, which, net of various other working capital items, approximated $110 million as of March 31, 2020. The Company also retained a contingent economic interest in the success of NAPA with a value ranging from $0 to $250 million based upon the multiple of invested capital returned to NAPA’s owners upon exit of the investment. MEDNAX will begin to receive a payment on its economic interest at an exit multiple of 2.0, with such payment reaching $250 million at an exit multiple of 5.0.

The fourth, and potentially most significant, element of economic value for MEDNAX in the Transaction is the immediate cessation of cash losses related to American Anesthesiology. While it is not possible to predict with any certainty the continuing and future impact of COVID-19 on American Anesthesiology, MEDNAX has evaluated various scenarios and estimates future cash losses related to COVID-19 for American Anesthesiology of at least $150 million to $250 million. MEDNAX also anticipates, regardless of any impacts from COVID-19, continued significant pressures on the revenue and margins of American Anesthesiology.

The Company views the completion of the Transaction as a significant advance in its efforts to reduce the current and potential future impacts of the disruption from COVID-19 on its operations and financial condition, and going forward will enable MEDNAX to focus on its Pediatrix & Obstetrix and Radiology Solutions medical groups.

The Purchase Agreement contains customary representations, warranties, covenants, including restrictive covenants, and indemnifications provisions, including with respect to certain ongoing litigation. The Company has agreed to provide certain transition services to American Anesthesiology subsequent to the closing of the Transaction.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement and the pro forma financial statements for the Transaction, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by the Company no later than May 12, 2020.

Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on MEDNAX’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; MEDNAX’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the performance of American Anesthesiology and NAPA subsequent to the closing of the Transaction and the impact thereof on the value of the contingent consideration in the Transaction; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of MEDNAX’s transformation and restructuring initiatives.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated May 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: May 6, 2020	By:	/s/ Stephen D. Farber
Stephen D. Farber Chief Financial Officer